                                                                   EXHIBIT 10.66


                               NINTH AMENDMENT TO
                      CREDIT AGREEMENT AND PROMISSORY NOTE

     THIS NINTH AMENDMENT TO CREDIT AGREEMENT AND PROMISSORY NOTE (herein called this "Amendment") is made as of the 13th day of February, 1998 by and between Neo Energy, Inc., a Texas corporation ("Borrower"), Aviva Petroleum Inc., a Texas corporation ("Aviva Petroleum"), Aviva America, Inc., a Delaware corporation ("Aviva America"), and ING (U.S.) Capital Corporation (formerly named Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("Lender").

                                   RECITALS:

     1. Borrower, Aviva Petroleum, Aviva America and Lender are parties to that certain Credit Agreement dated as of August 6, 1993, as amended by (a) that certain First Amendment to Credit Agreement and Promissory Note dated March 31, 1994; (b) a letter amendment concerning Permitted Investments dated December 31, 1994; (c) a letter amendment concerning Consolidated Tangible Net Worth dated March 7, 1995; (d) that certain Fourth Amendment to Credit Agreement and Promissory Note dated June 9, 1995; (e) that certain Fifth Amendment to Credit Agreement and Promissory Note dated March 29, 1996; (f) that certain Sixth Amendment to Credit Agreement and Promissory Note dated November 22, 1996; (g) that certain Seventh Amendment to Credit Agreement dated August 12, 1997, and
(h) that certain Eighth Amendment to Credit Agreement dated December 29, 1997 (as so amended, such Credit Agreement is herein called the "Original Agreement").

     2. Pursuant to the Original Agreement, Borrower executed and delivered to Lender that certain Promissory Note dated as of August 6, 1993 made payable to the order of Lender in the stated principal amount of $25,000,000 (as amended,
the "Original Note").   Borrower has failed to make a payment of $1,125,000 (the
"Defaulted Payment") that became due and owing under the Original Agreement and the Original Note on January 30, 1998, which failure constitutes an Event of Default under the Original Agreement. As Guarantors, Aviva Petroleum and Aviva America are also liable for the Defaulted Payment.

     3. Borrower has asked Lender to agree, as provided herein, to a waiver of Borrower's obligation to make the Defaulted Payment on January 30, 1998 and to restructure the required amortization of the loan evidenced by the Note. Lender is willing to do so on the terms hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                    ARTICLE I. -- Definitions and References
                                  --------------------------

     (S) 1.1  Terms Defined in the Original Agreement.  Unless the context
              ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     (S) 1.2.  Other Defined Terms.  Unless the context otherwise requires, the
               -------------------
following terms when used in this Amendment shall have the meanings assigned to them in this (S) 1.2.

               "Amendment" means this Ninth Amendment to Credit Agreement and
                ---------
     Promissory Note.

               "Credit Agreement" means the Original Agreement as heretofore
                ----------------
     amended and as amended hereby.

               "Note" means the Original Note as heretofore amended and as
                ----
amended hereby.

              ARTICLE II. -- Amendments to the Original Agreement
                             ------------------------------------

     (S) 2.1.  Amendments to Original Note.  The sixth paragraph of the Original
               ---------------------------
Note is hereby amended in its entirety to read as follows:

               "On October 1, 1999 the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full."

     (S) 2.2.  Amendments to Original Agreement.
               --------------------------------

     (a)  New Definitions.  The following definitions and references are hereby
          ---------------
added to Section 1.1. of the Original Agreement:

               "'Additional Approved Capital Expenditures' means capital
                 ----------------------------------------
     expenditures by the Related Persons, other than ANCF Capital Expenditures as follows: (i) emergency and miscellaneous capital expenditures up to $50,000 in 1998 and up to $75,000 in 1999; and (ii) any other capital expenditures which have been approved by Lender at the time in question in writing.

               'ANCF' (or 'Adjusted Net Cash Flow') means for any month,
                -----      ----------------------
     beginning with February 1998, the remainder of:

               (i) the sum of all revenues and receipts of all Related Persons during such month from any source or activity (whether from operations, or sales of assets, or sales of equity, or collections of debts, or otherwise, excluding only funds belonging to third parties which are received by the Related Persons to be held in trust for, and promptly transferred to or spent on behalf of, such third parties), minus

          (ii) the sum of all expenses and expenditures paid during such month, net to the Related Persons' interests, for:

               (a) severance, ad valorem, and production taxes on their properties or production,

               (b) royalty payments,

               (c) interest on the Loan,

               (d) expenses and other amounts (excluding interest and principal) then due and owing under Sections 5.1(i) or 7.3 of the Credit Agreement or under any similar sections of any other Loan Documents,

               (e) ANCF Capital Expenditures,

               (f) ANCF LOE,

               (g) ANCF Overhead Costs, and

               (h) ANCF Transportation Costs.

          'ANCF Capital Expenditures' means capital expenditures made or to be
           -------------------------
     made   by the Related Persons that are described on Schedule I hereto.

          'ANCF LOE' means the following leasehold operating expenses and other
           --------
     field level or lease level charges ("LOE") of the Related Persons for operations on properties which are Collateral: (i) LOE for Aviva America's Main Pass and Breton Sound properties, not to exceed in any year Aviva America's LOE for 1997; and (ii) the actual costs of the Related Persons for LOE with respect to properties that are Collateral and that are operated by unaffiliated third parties, provided that all such costs are negotiated with, and paid to, such third parties in arms-length transactions on terms which are reasonable in the area of operations at the time such prices are agreed to.

          'ANCF Overhead Costs' means general and administrative costs and other
           -------------------
     costs of the Related Persons, to the extent the same either (a) have been approved by Lender at the time in question in writing or (b) are described on Schedule J hereto.

          'ANCF Transportation Costs' means (a) the actual costs of the Related
           -------------------------
     Persons for gathering and transporting production from properties which are Collateral from the wellhead to the point of sale, provided that all such costs are negotiated with, and paid to, third parties in arms-length transactions on terms which are reasonable in the area of operations at the time such prices are agreed to, or (b) other transportation or marketing costs, to the extent the same have been approved by Lender at the time in question in writing.

          'Federal Funds Rate' shall mean, for any day, the rate per annum
           -------------------
     (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Lender on such day on such transactions as determined by Lender."

     (b)  Amended Definitions.
          -------------------

     (i) The definition of "Base Rate" in Section 1.1. of the Original Agreement is hereby amended in its entirety to read as follows:

          "'Base Rate' means one and one-half percent (1.5%) per annum plus the
            ---------
     higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Lender shall, during such period, determine the 'Base Rate' based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate."

     (ii) The definition of "Fixed Rate" in Section 1.1. of the Original Agreement is hereby amended in its entirety to read as follows:

          "'Fixed Rate' means, with respect to each particular Fixed Rate
            -----------
     Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Lender (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Fixed Rate =

     Eurodollar Rate             + A
     ---------------------------
     100.0% - Reserve Percentage

     where A means three percent (3.00%). If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Lender may, at its option, either change the

     Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate."

     (iii) The definition of "Interest Period" in Section 1.1. of the Original Agreement is hereby amended in its entirety to read as follows:

          "'Interest Period' means, with respect to each particular Fixed Rate
            ----------------
     Portion, a period of one month, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the numerically corresponding day of the following month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of the following month), provided that if there is no numerically corresponding day such Interest Period shall end on the last Business Day of the following month and that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the Note is due and payable in full."

     (c)  Required Prepayments. Section 2.8 of the Original Agreement is hereby
          --------------------
amended to read it in its entirety as follows:

          "Section 2.8.  Principal Payments from ANCF.  By the last Business Day
                         ----------------------------
     of each month, beginning with March 31, 1998 and continuing until all Obligations under the Loan Documents are paid in full, Borrower shall make payments of principal on the Loan equal to eighty percent (80%) of the ANCF for the immediately preceding month. Together with each payment made pursuant to this Section 2.8, Borrower shall deliver to Lender a report in detail acceptable to Lender setting out a detailed calculation of the ANCF
     for such month.   If any Event of Default has occurred and is continuing,
     Borrower shall make payments of principal on the Loan equal to one hundred percent (100%) of the ANCF for the immediately preceding month."

     (d)  Tangible Net Worth.  The first sentence of Section 5.2(m) of the
          ------------------
Original Agreement is hereby amended to read as follows:

          "Aviva Petroleum's Consolidated Tangible Net Worth will never be less than $2,000,000."

     (e)  Additional Negative Covenant.  Borrower, Aviva Petroleum, and Aviva
          ----------------------------
America hereby agree that no Related Person will hereafter make any capital expenditure other than ANCF Capital Expenditures and Additional Approved Capital Expenditures.

                      ARTICLE III. -- Waivers and Releases
                                      --------------------

     (S) 3.1.   Waivers.  (a) Each of Borrower, Aviva America and Aviva
                -------
Petroleum hereby waives and affirmatively agrees not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have to contest (i) any provision of the Loan Documents or this Amendment; (ii) any lien or security interest of Lender in any property, whether real or personal, tangible or intangible, or any right or other interest of Lender, now or hereafter arising in connection with the Collateral; (iii) the actions and inactions of Lender in administering the Loan Documents and the financing arrangements among Borrower, Aviva Petroleum, Aviva America and Lender on or prior to the date on which this Amendment becomes effective; and (iv) the rights of Lender to all of the profits, proceeds and other benefits from the Collateral and the Loan Documents as set forth therein or as provided under applicable laws.

     (b) Effective as of January 30, 1998, Lender hereby waives the Event of Default caused by Borrower's failure to make the Defaulted Payment on that day as required by Section 2.8 of the Original Agreement. (Such waiver does not constitute any forgiveness of any part of the Loan, and Borrower remains liable to pay the full amount of the Loan as provided in the Credit Agreement and the Note.)

     (S) 3.2.  Release.  Each of Borrower, Aviva America and Aviva Petroleum
               -------
hereby releases, remises, acquits and forever discharges Lender and Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date on which this Amendment becomes effective, and in any way directly or indirectly arising out of or in any way connected to this Amendment or any of the Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Each of Borrower, Aviva America and Aviva Petroleum acknowledges that the waiver by Lender pursuant to (S) 3.1(b) above is in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

                 ARTICLE IV. -- Representations and Warranties
                                ------------------------------

     (S) 4.1.  Representations and Warranties of Obligors.  In order to induce
               ------------------------------------------
Lender to enter into this Amendment, each Obligor represents and warrants to Lender that:

               (a) Except as previously disclosed to Lender, the representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Each Obligor is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Each Obligor has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c) The execution and delivery by each Obligor of this Amendment, the performance by each Obligor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate, as appropriate, of incorporation and bylaws of each Obligor, or of any material agreement, judgment, license, order or permit applicable to or binding upon each Obligor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Obligor. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Obligor of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of each Obligor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

          (e) The audited annual Consolidated financial statements of Aviva Petroleum dated as of December 31, 1996 fairly present its Consolidated financial position at such date and its Consolidated results of operations and Consolidated cash flows for the period ending on such date.

          (f) Neither Aviva Petroleum, nor Borrower, nor Aviva America has any defense, counterclaim or setoff with respect to the Obligations or the Loan Documents (any such setoffs, defenses or counterclaims being hereby waived and released by each of them).

          (g) The recitals set forth above are true and accurate and are an operative part of this Amendment.

          (h) Lender has and will continue to have a valid first priority lien and security interest in all Collateral in which such any lien or security interest has been granted (or has purportedly been granted) to Lender by any Related Person, and Aviva Petroleum, Borrower and Aviva America hereby expressly reaffirm all such security interests and liens and all Loan Documents containing any grant thereof. In particular and without limitation:

               (1) Aviva Petroleum hereby ratifies and confirms its pledge to Lender of all of the issued and outstanding shares of Aviva America and Aviva Operating

          (all presently outstanding shares in each such company being evidenced by the share certificate listed opposite such company):

          Aviva America  Certificate #10, evidencing 1271 shares
          Aviva Operating  Certificate #1, evidencing 1000 shares

          Aviva Petroleum hereby confirms and acknowledges that all share certificates issued by such companies are listed above and have been delivered in pledge to Lender.

               (2) Aviva America hereby ratifies and confirms its pledge to Lender of all of the issued and outstanding shares of Borrower (all presently outstanding shares in Borrower being evidenced by the share certificate listed opposite such company):

          Borrower    Certificate #31, evidencing 16,824,998 shares

          Aviva America hereby confirms and acknowledges that all share certificates issued by Borrower are listed above and have been delivered in pledge to Lender.

     (S) 4.2.  Agreement to Pledge.  Borrower, Aviva America and Aviva Petroleum
               -------------------
acknowledge and affirm their obligations under Article VI of the Credit Agreement to deliver additional Security Documents, whenever requested by Lender in its sole and absolute discretion, granting, confirming and perfecting liens and security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons.

     (S) 4.3.  Agreement to Deliver Amended Loan Documents.  Within 30 days
               -------------------------------------------
after the effective date hereof, Borrower will execute and deliver to Lender a renewal Note reflecting the amendments made in (S) 2.1 hereof, and the various Related Persons will execute and deliver to Lender amendments to the Security Documents describing such renewal Note. All such documents will be satisfactory to Lender in form and substance.

                          ARTICLE V. -- Miscellaneous
                                        -------------

     (S) 5.1.  Effective Date.  This Amendment shall become effective as of the
               --------------
date first above written when and only when Lender shall have received the following:

     (a) a counterpart of this Amendment (which may be delivered by telecopy) executed and delivered by Borrower and Lender, and

     (b) a payment on the Note of $250,000 in immediately available funds.

     (S) 5.2.  Ratification of Agreements.  The Original Agreement and the
               --------------------------
Original Note, as each is hereby amended, are hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also, and any reference in any Loan Document to any other document or instrument amended, renewed, extended or otherwise affected by this Amendment shall also refer to such document as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     (S) 5.3.  Survival of Agreements.  All representations, warranties,
               ----------------------
covenants and agreements of each Obligor herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Obligor hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Obligor under this Amendment and under the Credit Agreement.

     (S) 5.4.  Loan Documents.  This Amendment is a Loan Document, and all
               --------------
provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     (S) 5.5.  Presumptions.  Borrower acknowledges that it has consulted with
               ------------
and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment and has participated in the drafting hereof. Therefore, this Amendment shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Amendment or any part hereof to be drafted.

     (S) 5.6.  Entire Agreement. This Amendment sets forth the entire agreement
               ----------------
among the parties hereto with respect to the subject matter hereof, and this Amendment and the other Loan Documents collectively set forth the entire agreement of the parties hereto. Neither Borrower nor Aviva America nor Aviva Petroleum has received or relied on any agreements, representations, or warranties of Lender, except as specifically set forth herein. Each of Borrower, Aviva America and Aviva Petroleum acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment or the other Loan Documents.

     (S) 5.7.  Governing Law.  This Amendment shall be governed by and construed
               -------------
in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     (S) 5.8.  Counterparts.  This Amendment may be separately executed in
               ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.
                                       AVIVA PETROLEUM INC.
                                       NEO ENERGY, INC.
                                       AVIVA AMERICA, INC.


                                       By: /s/ R. SUTTILL
                                          -------------------------------------
                                          Name: R. Suttill
                                          Title:

                                       ING (U.S.) CAPITAL CORPORATION


                                       By: /s/ CHRISTOPHER R. WAGNER
                                          -------------------------------------
                                          Christopher R. Wagner, Vice President

                             CONSENT AND AGREEMENT
                             ---------------------

     The undersigned hereby (a) consents to the provisions of the foregoing Amendment and the transactions contemplated therein, (b) hereby ratifies and confirms its Guaranty dated as of August 6, 1993 made by it for the benefit of Internationale Nederlanden Bank N.V., New York Branch (which has since assigned all its rights, interests, and obligations under such Guaranty to Lender) and all other Loan Documents heretofore made by it, (c) agrees that its obligations and covenants under such Guaranty and Loan Documents are unimpaired by such Amendment and are and shall remain in full force and effect, and (d) releases, remises, acquits and forever discharges all of the Released Parties referred to above from any and all of the Released Matters referred to above that have arisen on or prior to the date on which such Amendment becomes effective and acknowledges that the waiver by Lender pursuant to (S)3.1(b) above is in full satisfaction of all or any alleged injuries or damages arising in connection with such Released Matters.

Date:  February 12, 1998
                                       AVIVA OPERATING COMPANY

                                       By: /s/ R. SUTTILL
                                          ----------------------------------
                                          Name: R. Suttill
                                          Title:

                                   SCHEDULE I

                           ANCF CAPITAL EXPENDITURES
                             (thousands of dollars)


                                           Gross to    Net to Related
                                           All Owners  Persons         Timing
                                           ----------  -------         ------
Colombia:

Linda #1 -- recompletion to Caballos              450    88            July 1998

Mary #3 -- recompletion to Villeta "T"            200    32            Aug. 1998

Mary #5 -- recompletion to Caballos               500    96            Jan. 1999

Miraflor #1 -- recompletion to Caballos           600   111            Oct. 1998
   and Villeta "T"

TOTAL COLOMBIA                                  1,750   327

Breton Sound
(Conversion of 4065 #2 Well to
salt water disposal well)                         469   279            Mar. 1998

Main Pass Upgrades
(Equipment upgrades required by the               418   147            Mar. 1998
Minerals Management Service)

TOTAL UNITED STATES                               887   426

GRAND TOTAL                                     2,637   753

                                   SCHEDULE J

                              ANCF OVERHEAD COSTS




                       Each Calendar  Each Calendar
                       Quarter in     Quarter in
                       1999           1998
                       -------------  -------------

Total US                     197,500        296,000
Total Neo Dallas               2,500          4,250
Bogota Office & O/H           50,000        119,750

TOTAL                        250,000        420,000


Note -- The above figures are prior to capitalization or reclassification of certain amounts and, accordingly, do not agree with reported general and administrative expense reported in the consolidated income statement.